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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 28, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On September 28, 2007, we issued 6% Secured Convertible Promissory Notes (the "Notes") to accredited investors (the "Investors") in the aggregate principal amount of $11,643,624. The aggregate consideration of $11,643,624 was in the form of cash ($3,450,000), the conversion of notes issued by us between December 1, 2006 and April 23, 2007 (aggregate principal amount of $5,755,091 (the "First Bridge Notes") and the accrued interest thereon of $374,645) and the conversion of notes issued by us on June 4, 2007 (aggregate principal amount of $2,000,000 (the "Second Bridge Notes") and the accrued interest thereon of $63,888). For discussion purposes, the Notes issued for cash are referred herein as the "A Notes," the Notes issued upon conversion of the First Bridge Notes are referred herein as the "A1 Notes" and the Notes issued upon conversion of the Second Bridge Notes are referred herein as the "A2 Notes."

     The net cash proceeds from the sale of the Notes ($3,450,000) are intended to be used for working capital and general corporate purposes.

     The Notes have the following basic terms:

     o Interest on the Notes is payable on a quarterly basis in cash or through the issuance of additional Notes.

     o The term of the Notes is three years from the date of issuance, maturing on September 27, 2010.

     o The Notes constitute our senior indebtedness; provided that (i) the lenders under a contemplated $3 million line of credit facility and
          (ii) holders of a contemplated $3.15 million senior term note issuance will have a prior security interest in the Collateral (described below).

     o The Notes are secured by a first priority security interest in all of our assets (including after-acquired assets, all receivables, intellectual property and the stock of our subsidiaries), subject only to the prior rights of (i) the lenders under a contemplated $3 million line of credit facility and (ii) the holders of a contemplated $3.15 million senior term note issuance.

     o The Notes are automatically convertible into our common stock (the "Common Stock"), at the then applicable conversion price, in the event that Common Stock trades at a price per share greater than 200% of the then current conversion price of the Notes for 30 consecutive trading days and such shares are traded at an average daily dollar volume greater than $300,000 (average share price times the average volume) during the same 30 day trading period.

     o The A Notes, the A1 Notes and A2 Notes are convertible, in whole or in part, at the Investors' option, at any time or from time to time, into shares of Common Stock at a conversion price of $0.11, $0.0725 and $0.099 per share, respectively.

     o The Notes contain certain other protective provisions for the benefit of holders, including:

          o restrictions on the incurrence of liens, the incurrence of debt senior to or pari passu with the Notes and the future issuance of equity and convertible debt securities;

          o a mandatory redemption payment of 110% of the principal amount of the Notes (x) in the event we are prohibited from issuing shares of Common Stock, (y) upon the occurrence of an Event of Default (as defined in the Secured Convertible Note or the Subscription Agreement) that continues for more than 20 business days or (z) upon the liquidation of the Company and 150%



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               of the principal  amount of the Notes in the event of a Change in
               Control (as defined in the Subscription Agreement); and

          o penalties for delays in the delivery of shares upon conversion of the Notes or exercise of the Warrants (as defined below) or in the removal of any restrictive legend on shares of Common Stock in the event of a Rule 144 sale and for losses incurred as a result of any Investor buy-in of shares of Common Stock resulting from such delays.

          o Investors have the right to participate in our future financings, if any, on or before June 1, 2009 involving the issuance of Common Stock or other securities convertible into, or exercisable for, Common Stock (other than certain exempt issuances).

     Each Investor received warrants to purchase a number of shares of Common Stock (the "Warrants") as follows: (i) each Investor that paid for Notes by delivery of First Bridge Notes received Warrants to purchase a number of shares of Common Stock equal to 30% of such Investor's purchase price for the Notes divided by $0.15, (ii) each Investor that paid for Notes by delivery of Second Bridge Notes received Warrants to purchase a number of shares of Common Stock equal to 70% of such Investor's purchase price for the Notes divided by $0.15, and (iii) each Investor that paid for Notes with cash received Warrants to purchase a number of shares of Common Stock equal to 50% of such Investor's purchase price for the Notes divided by $0.15. The Warrants have a cashless exercise provision if a registration statement with respect to the warrant shares is not effective within two years after the date of issuance. The Warrants expire four years from the date of issuance (September 27, 2011) and have an initial exercise price of $0.15 per share.

     The conversion price of the Notes and the exercise price of the Warrants are subject to customary anti-dilution adjustments and also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and similar events. In addition, anti-dilution protection is provided following conversion of the Notes into shares of Common Stock.

     The Notes and Warrants have the following registration rights:

     o Upfront Registration: We are required to file a registration statement covering the resale of shares of Common Stock underlying the Notes and Warrants and the warrants issued to the placement agent in the offering within 60 days of the closing date of the offering (the "Filing Date") and to cause the registration statement to become effective within 120 days following the Filing Date (the "Effective Date"). In the event we fail to file or cause the registration statement to become effective within such time periods, we will be required to pay liquidated damages equal to 1% of the purchase price of the Notes and Warrants for each 30-day delay in the effectiveness of such registration statement. An Event of Default with respect to the Notes will occur if the Filing Date occurs later than 90 days following September 28, 2007 (the "Closing Date") or if the Effective Date occurs later than 270 days following the Closing Date.

     o Additional Registration Statement: If we cannot include all of the above securities in a registration statement without it being deemed a primary offering by the Securities and Exchange Commission, then we will include in the registration statement the maximum number of securities that can be included therein, with the number of such securities to be allocated among the Investors in proportion to the total registrable securities held by each Investor on the date that the registration statement is filed. With respect to any securities that are not included in the registration statement, we will include the maximum amount of such securities in subsequent registration statements that will be filed on the earliest possible date on which such securities can be included without the subsequent registration statement being deemed a primary offering of securities by us.

     o Demand and Piggy-back Registrations: The holders of more than 50% of the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants shall be entitled to one demand registration right commencing 61 days after the Closing Date until the second anniversary of the Closing Date. The Investors will also be entitled to "piggy-back" registration rights on all registration statements filed by us (other than registration statements on Form S-4 or S-8 relating to issuances of securities in connection with business acquisitions or in connection with stock option or other employee benefit plans).

     o    We  will  bear  all   registration   expenses   (other  than  brokers'
          commissions and similar expenses and legal and other costs of the holders of securities).

          Greg Osborn, our Executive Chairman, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $27,132, convertible into 374,234 shares of Common Stock and received Warrants to purchase 50,000 shares of Common Stock.

          Joseph Carfora, a member of our Board of Directors, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $21,361, convertible into 294,634 shares of Common Stock and received Warrants to purchase 40,000 shares of Common Stock.

          Lanny Dacus, our President and Chief Executive Officer, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $94,063, convertible into 1,297,421 shares of Common Stock and received Warrants to purchase 175,000 shares of Common Stock.

          Timothy Lane, a member of our Board of Directors, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $52,069, convertible into 718,193 shares of Common Stock and received Warrants to purchase 100,000 shares of Common Stock.

          Frederick Ledlow, a member of our Board of Directors, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $13,351, convertible into 184,152 shares of Common Stock and received Warrants to purchase 25,000 shares of Common Stock.

          Peter O'Gorman, a member of our Board of Directors, exchanged First Bridge Notes and the accrued interest thereon for A1 Notes in the aggregate amount of $26,701, convertible into 50,000 shares of Common Stock and received Warrants to purchase 25,000 shares of Common Stock.

          The Notes and Warrants and any capital stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.



Item 3.02.  Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the issuance of the Notes is incorporated under this Item 3.02.

     The A Notes in the aggregate principal amount of $3,450,000 are convertible into an aggregate of approximately 31,363,636 shares of Common Stock at a conversion price of $0.11 per share. Accrued interest on the A Notes is payable in cash on a quarterly basis starting December 31, 2007, or at the election of the holder, convertible into Common Stock at a conversion price of $0.11 per share. Warrants issuable in connection with the A Notes entitle the holders thereof to purchase an aggregate of approximately 11,500,000 shares of Common Stock at an exercise price of $0.15 per share.

     The A1 Notes in the aggregate principal amount of $6,129,736 are convertible into an aggregate of approximately 84,548,083 shares of Common Stock at a conversion price of $0.0725 per share. Accrued interest on the A1 Notes is payable in cash on a quarterly basis starting December 31, 2007, or at the election of the holder, convertible into Common Stock at a conversion price of $0.0725 per share. Warrants issuable in connection with the A1 Notes entitle the holders thereof to purchase an aggregate of approximately 11,510,182 shares of Common Stock at an exercise price of $0.15 per share.

     The A2 Notes in the aggregate principal amount of $2,063,889 are convertible into an aggregate of approximately 20,847,363 shares of Common Stock at a conversion price of $0.099 per share. Accrued interest on the A2 Notes is payable in cash on a quarterly basis starting December 31, 2007, or at the election of the holder, convertible into Common Stock at a conversion price of $0.099 per share. Warrants issuable in connection with the A2 Notes entitle the holders thereof to purchase an aggregate of approximately 9,333,333 shares of Common Stock at an exercise price of $0.15 per share.

     The placement agent of the A Notes received in the aggregate a cash fee of approximately $345,000 and seven-year warrants to purchase an aggregate of approximately 3,136,364 shares of Common Stock at an exercise price of $0.11 per share. These warrants contain a "cashless exercise" option. We paid the reasonable fees and expenses, including reasonable pre- and post-closing legal fees of the placement agent relating to the transactions contemplated hereunder (approximately $66,000). The placement agent is entitled to a placement agent's fee with respect to any securities purchased in any subsequent offering by any investors introduced to us by the placement agent, if such subsequent offering is consummated any time within the twelve month period following the final closing of the offering. Greg Osborn, our Executive Chairman, is the founder and Managing Director of the placement agent.

     We issued and sold the Notes and Warrants in transactions exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder as such transactions did not involve a public offering of securities.

     The number of shares of Common Stock outstanding immediately after the issuance of the Notes and Warrants on September 28, 2007 was 109,446,005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Tasker Products Corp.

Dated: October 4, 2007              By:   /s/ Stathis Kouninis
                                        ----------------------------------------
                                           Stathis Kouninis
                                           Chief Financial Officer